Exhibit 10.1

QUDIAN INC.

FORM OF INDEMNIFICATION AGREEMENT

This Indemnification Agreement (the “Agreement”) is entered into as of                 by and between Qudian Inc., a Cayman Islands company (the “Company”) and the undersigned, a [director/officer] of the Company (“Indemnitee”).

RECITALS

1.    The Company recognizes that highly competent persons are becoming more reluctant to serve corporations as directors or in other capacities unless they are provided with adequate protection through insurance or adequate indemnification against risks of claims and actions against them arising out of their services to the corporation.

2.    The Board of Directors of the Company (the “Board”) has determined that the inability to attract and retain highly competent persons to serve the Company would be detrimental to the best interests of the Company and its shareholders and that it is reasonable and necessary for the Company to provide adequate protection to such persons against risks of claims and actions against them arising out of their services to the Company.

3.    The Company and Indemnitee do not regard the indemnities available under the Company’s memorandum and articles of association, as now or hereinafter in effect (the “Articles of Association”) as adequate to protect Indemnitee against the risks associated with his service to the Company.

4.    The Company is willing to indemnify Indemnitee to the fullest extent permitted by applicable law, and Indemnitee is willing to serve and continue to serve the Company on the condition that he be so indemnified.

AGREEMENT

In consideration of the premises and the covenants contained herein, the Company and Indemnitee do hereby covenant and agree as follows:

I.	Definitions

The following terms shall have the meanings defined below:

Change in Control shall be deemed to have occurred if, on or after the date of this Agreement, (i) any “person” (as such term is used in Sections 13(d) and 14(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”)), other than (a) a trustee or other fiduciary holding securities under an employee benefit plan of the Company acting in such capacity; (b) a corporation owned directly or indirectly by the shareholders of the Company in substantially the same proportions as their ownership of ordinary shares of the Company; or (c) any current beneficial shareholder or group, as defined by Rule 13d-5 of the Exchange Act, including the heirs, assigns and successors thereof, of beneficial ownership, within the meaning of Rule 13d-3 of the Exchange Act, of securities possessing more than 50% of the total combined voting power of the Company’s outstanding securities; hereafter becomes the “beneficial owner” (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of the Company representing more than 20% of the total combined voting power represented by the Company’s then outstanding ordinary shares, (ii) during any period of two (2) consecutive years, individuals who at the beginning of such period constitute the Board and any new director whose election by the Board or nomination for election by the Company’s shareholders was approved by a vote of at least two thirds (2/3) of the directors then still in office who either were directors at the beginning of the period or whose election or nomination for election was previously so approved, cease for any reason to constitute a majority thereof, or (iii) the shareholders of the Company approve a merger or consolidation of the Company with any other corporation other than a merger or consolidation which would result in the ordinary shares of the Company outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into ordinary shares of the surviving entity) at least 80% of the total voting power represented by the ordinary shares of the Company or such surviving entity outstanding immediately after such merger or consolidation, or the shareholders of the Company approve a plan of complete liquidation of the Company or an agreement for the sale or disposition by the Company of (in one transaction or a series of related transactions) all or substantially all of the Company’s assets.

Disinterested Director means a director of the Company who is not and was not a party to the Proceeding in respect of which indemnification is sought by Indemnitee.

Expenses shall include damages, judgments, fines, penalties, settlements and costs, attorneys’ fees and disbursements and costs of attachment or similar bond, investigations, liabilities, losses, taxes, any expenses paid or incurred in connection with investigating, defending, being a witness in, participating in (including on appeal), or preparing for any of the foregoing in, any Proceeding, and any taxes, interests, assessments or other charges imposed as a result of the actual or deemed receipt of any payments under this Agreement; provided that if the Indemnitee provides his or her primary professional services based on an hourly fee rate (the “Hourly Rate”), the Expenses shall also include the product of the amount of time he or she shall spend for any Proceeding and the effective Hourly Rate.

Indemnifiable Event means any event or occurrence that takes place either before or after the execution of this Agreement, related to the fact that Indemnitee is or was a director or an officer of the Company, or is or was serving at the request of the Company as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other entity, including services with respect to employee benefit plans, or was a director or officer of an entity that was a predecessor of the Company or another entity at the request of such predecessor entity, or related to anything done or not done by Indemnitee in any such capacity.

Independent Counsel means a law firm, or a member of a law firm, that is experienced in matters of corporation law and neither presently is, nor in the past five (5) years has been, retained to represent (i) the Company or Indemnitee in any matter material to either such party (other than with respect to matters concerning the Indemnitee under this Agreement, or of other indemnitees under similar indemnification agreements), or (ii) any other party to the Proceeding giving rise to a claim for indemnification hereunder. Notwithstanding the foregoing, the term “Independent Counsel” shall not include any person who, under the applicable standards of professional conduct then prevailing, would have a conflict of interest in representing either the Company or Indemnitee in an action to determine Indemnitee’s rights under this Agreement.

Participant means a person who is a party to, or witness or participant (including on appeal) in, a Proceeding.

Proceeding means any threatened, pending, or completed action, suit or proceeding, or any inquiry, hearing or investigation, whether civil, criminal, administrative, investigative or other, including any appeal thereof, in which Indemnitee may be or may have been involved as a party or otherwise by reason of an Indemnifiable Event, including, without limitation, any threatened, pending, or completed action, suit or proceeding by or in the right of the Company.

Reviewing Party means (i) the Board by a majority vote of a quorum consisting of Disinterested Directors, or (ii) if a quorum of the Board consisting of Disinterested Directors is not obtainable or, even if obtainable, said Disinterested Directors so direct, Independent Counsel in a written opinion to the Board, a copy of which shall be delivered to Indemnitee.

II.	Agreement To Indemnify

1.    General Agreement. In the event Indemnitee was, is, or becomes a Participant in, or is threatened to be made a Participant in, a Proceeding, the Company shall indemnify the Indemnitee from and against any and all Expenses which Indemnitee incurs or becomes obligated to incur in connection with such Proceeding, to the fullest extent permitted by applicable law.

2.    Partial Indemnification. If Indemnitee is entitled under any provision of this Agreement to indemnification by the Company for a portion of Expenses, but not for the total amount of Expenses, the Company shall indemnify the Indemnitee for the portion of such Expenses to which Indemnitee is entitled.

3.    Exclusions. Notwithstanding anything in this Agreement to the contrary, Indemnitee shall not be entitled to indemnification under this Agreement:

(a)    to the extent that payment is actually made to Indemnitee under a valid, enforceable and collectible insurance policy;

(b)    to the extent that Indemnitee is indemnified and actually paid other than pursuant to this Agreement;

(c)    in connection with any Proceeding initiated by Indemnitee against the Company, any director or officer of the Company or any other party, and not by way of defense, unless (i) the Company has joined in or the Reviewing Party (as defined herein) has consented to the initiation of such Proceeding; or (ii) the Proceeding is one to enforce indemnification rights under this Agreement or any applicable law;

(d)    brought about by the dishonesty or fraud of the Indemnitee seeking payment hereunder; provided, however, that the Indemnitee shall be protected under this Agreement as to any claims upon which suit may be brought against him by reason of any alleged dishonesty on his part, unless a judgment or other final adjudication thereof adverse to the Indemnitee establishes that he committed (i) acts of active and deliberate dishonesty, (ii) with actual dishonest purpose and intent, and (iii) which acts were material to the cause of action so adjudicated;

(e)    for any judgment, fine or penalty which the Company is prohibited by applicable law from paying as indemnity;

(f)    arising out of Indemnitee’s personal tax matter; or

(g)    arising out of Indemnitee’s breach of an employment agreement with the Company (if any) or any other agreement with the Company or any of its subsidiaries.

4.    No Employment Rights. Nothing in this Agreement is intended to create in Indemnitee any right to continued employment with the Company.

5.    Contribution. If the indemnification provided in this Agreement is unavailable and may not be paid to Indemnitee for any reason other than those set forth in Section II. 3, then the Company shall contribute to the amount of Expenses paid in settlement actually and reasonably incurred and paid or payable by Indemnitee in such proportion as is appropriate to reflect (i) the relative benefits received by the Company on the one hand and by the Indemnitee on the other hand from the transaction from which such Proceeding arose, and (ii) the relative fault of the Company on the one hand and of the Indemnitee on the other hand in connection with the events which resulted in such Expenses, as well as any other relevant equitable considerations. The relative fault of the Company on the one hand and of the Indemnitee on the other hand shall be determined by reference to, among other things, the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent the circumstances resulting in such Expenses, judgments, fines or settlement amounts. The Company agrees that it would not be just and equitable if contribution pursuant to this Section II. 5 were determined by pro rata allocation or any other method of allocation which does not take account of the foregoing equitable considerations.

III.	Indemnification Process

1.    Notice and Cooperation By Indemnitee. Indemnitee shall give the Company notice in writing as soon as practicable of any claim made against Indemnitee for which indemnification will or could be sought under this Agreement. Notice to the Company shall be given in accordance with Section VI.7 below. In addition, Indemnitee shall give the Company such information and cooperation as the Company may reasonably request.

2.    Indemnification Payment.

(a)    Advancement of Expenses. Indemnitee may submit a written request with reasonable particulars to the Company requesting that the Company advance to Indemnitee all Expenses that may be reasonably incurred in advance by Indemnitee in connection with a Proceeding. The Company shall, within ten (10) business days of receiving such a written request by Indemnitee, advance all requested Expenses to Indemnitee. Any excess of the advanced Expenses over the actual Expenses will be repaid to the Company.

(b)    Reimbursement of Expenses. To the extent Indemnitee has not requested any advanced payment of Expenses from the Company, Indemnitee shall be entitled to receive reimbursement for the Expenses incurred in connection with a Proceeding from the Company as soon as practicable after Indemnitee makes a written request to the Company for reimbursement.

(c)    Determination by the Reviewing Party. Notwithstanding the foregoing, (i) the obligations of the Company under Section II.1 shall be subject to the condition that the Reviewing Party shall not have determined (in a written opinion, in any case in which the Independent Counsel referred to in Section III.2(e) hereof is involved) that Indemnitee would not be permitted to be indemnified under applicable law or the Company’s Articles of Association, and (ii) the obligation of the Company to make an advance payment of Expenses to Indemnitee pursuant to Section III. 2(a) shall be subject to the condition that, if, when and to the extent that the Reviewing Party determines that Indemnitee would not be permitted to be so indemnified under applicable law or the Company’s Articles of Association, the Company shall be entitled to be reimbursed by Indemnitee (who hereby agrees to reimburse the Company) for all such amounts theretofore paid; provided, however, that if Indemnitee has commenced or thereafter commences legal proceedings in a court of competent jurisdiction to secure a determination that Indemnitee should be indemnified under applicable law, any determination made by the Reviewing Party that Indemnitee would not be permitted to be indemnified under applicable law shall not be binding and Indemnitee shall not be required to reimburse the Company for any advanced Expenses until a final judicial determination is made with respect thereto (as to which all rights of appeal therefrom have been exhausted or lapsed). The Indemnitee’s obligation to reimburse the Company for any advanced Expenses shall be unsecured and no interest shall be charged thereon. If there has not been a Change in Control, the Reviewing Party shall be selected by the Board, and if there has been such a Change in Control (other than a Change in Control which has been approved by a majority of the Company’s Board who were directors immediately prior to such Change in Control), the Reviewing Party shall be the Independent Counsel referred to in Section III.2(e) hereof.

(d)    Enforcement of Indemnification Rights. If there has been no determination by the Reviewing Party or if the Reviewing Party determines that Indemnitee substantively would not be permitted to be indemnified in whole or in part under applicable law, or if Indemnitee has not otherwise been paid in full within 30 days after a written demand has been received by the Company, Indemnitee shall have the right to commence litigation in any court having subject matter jurisdiction thereof and in which venue is proper to recover the unpaid amount of the demand (an “Enforcement Proceeding”) and, if successful in whole or in part, Indemnitee shall be entitled to be paid any and all Expenses in connection with such Enforcement Proceeding. The Company hereby consents to service of process and to appear in any such proceeding.

(e)    Change in Control. The Company agrees that if there is a Change in Control of the Company (other than a Change in Control which has been approved by a majority of the Company’s Board who were directors immediately prior to such Change in Control) then, with respect to all matters thereafter arising concerning the rights of Indemnitees to payments of Expenses under this Agreement or any other agreement or under the Company’s Articles of Association, Independent Counsel shall be selected by the Indemnitee and approved by the Company (which approval shall not be unreasonably withheld). Such counsel, among other things, shall render its written opinion to the Company and Indemnitee as to whether and to what extent Indemnitee would be permitted to be indemnified under applicable law, and the Company agrees to abide by such opinion. The Company agrees to pay the reasonable fees of the Independent Counsel referred to above and to fully indemnify such counsel against any and all expenses (including attorneys’ fees), claims, liabilities and damages arising out of or relating to this Agreement or its engagement pursuant hereto.

3.    Assumption of Defense. In the event the Company is obligated under this Agreement to advance or bear any Expenses for any Proceeding against Indemnitee, the Company shall be entitled to assume the defense of such Proceeding, with counsel approved by Indemnitee, upon delivery to Indemnitee of written notice of its election to do so. After delivery of such notice, approval of such counsel by Indemnitee in writing and the retention of such counsel by the Company, the Company will not be liable to Indemnitee under this Agreement for any fees of counsel subsequently incurred by Indemnitee with respect to the same Proceeding, unless (i) the employment of counsel by Indemnitee has been previously authorized by the Company, (ii) Indemnitee shall have reasonably concluded that, based on written advice of counsel, there may be a conflict of interest of such counsel retained by the Company between the Company and Indemnitee in the conduct of any such defense, or that counsel selected by the Company may not be adequately representing Indemnitee, or (iii) the Company ceases or terminates the employment of such counsel with respect to the defense of such Proceeding, in any of which events the fees and expenses of Indemnitee’s counsel shall be at the expense of the Company. At all times, Indemnitee shall have the right to employ counsel in any Proceeding at Indemnitee’s expense.

4.    Defense to Indemnification, Burden of Proof and Presumptions. It shall be a defense to any action brought by Indemnitee against the Company to enforce this Agreement that it is not permissible under this Agreement or applicable law for the Company to indemnify the Indemnitee for the amount claimed. In connection with any such action or any determination by the Reviewing Party or otherwise as to whether Indemnitee is entitled to be indemnified under this Agreement, the burden of proving such a defense or determination shall be on the Company. Neither the failure of the Reviewing Party or the Company to have made a determination prior to the commencement of such action by Indemnitee that indemnification is proper under the circumstances because Indemnitee has met the standard of conduct set forth in applicable law, nor an actual determination by the Reviewing Party or the Company that Indemnitee had not met such applicable standard of conduct shall be a defense to the action or create a presumption that Indemnitee has not met the applicable standard of conduct.

5.    No Settlement Without Consent. Neither party to this Agreement shall settle any Proceeding in any manner that would impose any damage, loss, penalty or limitation on Indemnitee without the other party’s written consent. Neither the Company nor Indemnitee shall unreasonably withhold its consent to any proposed settlement.

6.    Company Participation. Subject to Section II.5, the Company shall not be liable to indemnify the Indemnitee under this Agreement with regard to any judicial action if the Company was not given a reasonable and timely opportunity, at its expense, to participate in the defense, conduct and/or settlement of such action.

IV.	Director and Officer Liability Insurance

1.    Liability Insurance. The Company shall obtain and maintain a policy or policies of insurance with reputable insurance companies providing the officers and directors of the Company with coverage for losses incurred in connection with their services to the Company or to ensure the Company’s performance of its indemnification obligations under this Agreement. To the extent the Company determines that it is no longer practicable for the Company to maintain such insurances, it shall notify promptly its directors and officers before it terminates such insurances and such termination must be approved by the majority of the Company’s directors.

2.    Coverage of Indemnitee. To the extent the Company maintains an insurance policy or policies providing directors’ and officers’ liability insurance, Indemnitee shall be covered by such policy or policies, in accordance with its or their terms, to the maximum extent of the coverage available for any of the Company’s directors or officers.

3.    No Obligation. Notwithstanding the foregoing, the Company shall have no obligation to obtain or maintain any director and officer insurance policy if a majority of the Company’s directors determines in good faith that such insurance is not reasonably available in the case that (i) premium costs for such insurance are disproportionate to the amount of coverage provided, (ii) the coverage provided by such insurance is limited by exclusions so as to provide an insufficient benefit, or (iii) Indemnitee is covered by similar insurance maintained by a parent or subsidiary of the Company.

V.	Non-Exclusivity; Federal Preemption; Term

1.    Non-Exclusivity. The indemnification provided by this Agreement shall not be deemed exclusive of any rights to which Indemnitee may be entitled under the Articles of Association, any vote of shareholders or directors, applicable law or any written agreement between Indemnitee and the Company (including its subsidiaries and affiliates). The indemnification provided under this Agreement shall continue to be available to Indemnitee for any action taken or not taken while serving in an indemnified capacity even though he may have ceased to serve in any such capacity at the time of any Proceeding.

2.    Federal Preemption. Notwithstanding the foregoing, both the Company and Indemnitee acknowledge that in certain instances, U.S. federal law or public policy may override applicable law and prohibit the Company from indemnifying its directors and officers under this Agreement or otherwise. Such instances include, but are not limited to, the U.S. Securities and Exchange Commission’s prohibition on indemnification for liabilities arising under certain U.S. federal securities laws. Indemnitee understands and acknowledges that the Company has undertaken or may be required in the future to undertake with the U.S. Securities and Exchange Commission to submit the question of indemnification to a court in certain circumstances for a determination of the Company’s right under public policy to indemnify Indemnitee.

3.    Duration of Agreement. All agreements and obligations of the Company contained herein shall continue during the period Indemnitee is an officer and/or a director of the Company (or is or was serving at the request of the Company as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise) and shall continue thereafter so long as Indemnitee shall be subject to any Proceeding by reason of his former or current capacity at the Company or any other enterprise (including service with respect to employee benefit plans) at the Company’s request, whether or not he is acting or serving in any such capacity at the time any Expense is incurred for which indemnification can be provided under this Agreement. This Agreement shall continue in effect regardless of whether Indemnitee continues to serve as an officer and/or a director of the Company or any other enterprise at the Company’s request.

VI.	Miscellaneous

1.    Amendment of this Agreement. No supplement, modification, or amendment of this Agreement shall be binding unless executed in writing by the parties hereto. No waiver of any of the provisions of this Agreement shall operate as a waiver of any other provisions (whether or not similar), nor shall such waiver constitute a continuing waiver. Except as specifically provided in this Agreement, no failure to exercise or any delay in exercising any right or remedy shall constitute a waiver.

2.    Subrogation. In the event of payment to Indemnitee by the Company under this Agreement, the Company shall be subrogated to the extent of such payment to all of the rights of recovery of Indemnitee, who shall execute all papers required and shall do everything that may be necessary to secure such rights, including the execution of such documents necessary to enable the Company to bring suit to enforce such rights.

3.    Assignment; Binding Effect. Neither this Agreement nor any of the rights or obligations hereunder may be assigned by either party hereto without the prior written consent of the other party; except that the Company may, without such consent, assign all such rights and obligations to a successor in interest to the Company which assumes all obligations of the Company under this Agreement in a written agreement in form and substance satisfactory to Indemnitee. Notwithstanding the foregoing, this Agreement shall be binding upon and inure to the benefit of and be enforceable by and against the parties hereto and the Company’s successors (including any direct or indirect successor by purchase, merger, consolidation, or otherwise to all or substantially all of the business and/or assets of the Company) and assigns, as well as Indemnitee’s spouses, heirs, and personal and legal representatives.

4.    Severability and Construction. Nothing in this Agreement is intended to require or shall be construed as requiring the Company to do or fail to do any act in violation of applicable law. The Company’s inability, pursuant to a court order, to perform its obligations under this Agreement shall not constitute a breach of this Agreement. In addition, if any portion of this Agreement shall be held by a court of competent jurisdiction to be invalid, void, or otherwise unenforceable, the remaining provisions shall remain enforceable to the fullest extent permitted by applicable law. The parties hereto acknowledge that they each have opportunities to have their respective counsels review this Agreement. Accordingly, this Agreement shall be deemed to be the product of both of the parties hereto, and no ambiguity shall be construed in favor of or against either of the parties hereto.

5.    Counterparts. This Agreement may be executed in two (2) counterparts, both of which taken together shall constitute one instrument.

6.    Governing Law. This agreement and all acts and transactions pursuant hereto and the rights and obligations of the parties hereto shall be governed, construed and interpreted in accordance with the laws of the State of New York, U.S.A., without giving effect to conflicts of law provisions thereof.

7.    Notices. All notices, demands, and other communications required or permitted under this Agreement shall be made in writing and shall be deemed to have been duly given if delivered by hand, against receipt, on the date of delivery, or mailed, on the third business day after mailing, postage prepaid, certified or registered mail, return receipt requested, and addressed to the Company at:

Qudian Inc.

15/F Lvge Industrial Building

1 Datun

Chaoyang District, Beijing 100012

People’s Republic of China

Attention: Mr. Carl Yeung

and to Indemnitee at:

[Name]

[Address]

[Address]

[Address]

Notice of change of address shall be effective only when done in accordance with this Section.

8.    Certain Relationships. The obligations and rights created under this Agreement shall not be affected by any amendment to the Company’s Articles of Association or any other agreement or instrument to which Indemnitee is not a party, and shall not diminish any other rights which Indemnitee now or in the future has against the Company or any other person or entity.

9.    Acknowledgment. The Company expressly acknowledges that it has entered into this Agreement and assumed the obligations imposed on the Company under this Agreement in order to induce Indemnitee to serve or to continue to serve as a director or officer and acknowledges that Indemnitee is relying on this Agreement in serving or continuing to serve in such capacity. The Company further agrees to stipulate in any court proceeding that the Company is bound by all of the provisions of this Agreement.

10.    Period of Limitations. No legal action shall be brought and no cause of action shall be asserted by or in the right of the Company against Indemnitee, or Indemnitee’s estate, heirs, executors, administrators or personal or legal representatives after the expiration of two years from the date of accrual of such cause of action, and any claim or cause of action of the Company shall be extinguished and deemed released unless asserted by the timely filing of a legal action within such two-year period; provided, however, that if any shorter period of limitations is otherwise applicable to any such cause of action, such shorter period shall govern.

11.    Entire Agreement. This Agreement constitutes the entire agreement and supersedes all prior agreements and understandings, both written and oral, between the parties with respect to the subject matter hereof.

[Signature page follows]

IN WITNESS WHEREOF, the parties hereto execute this Agreement as of the date first written above.

QUDIAN INC.

Name:
Title:

INDEMNITEE

Name: